Exhibit 21

                         Subsidiaries of the Registrant

     Technitrol, Inc., which has no parent, has the following subsidiaries:

                                                                                                              Percent
Name                                                                  Incorporation                            Owned
----                                                                  -------------                            -----
AMI Doduco (DE), LLC                                                  Delaware                                  100%
AMI Doduco Espana, S. L.                                              Spain                                     100%
AMI Doduco (France) S. A. S.                                          France                                    100%
AMI Doduco GmbH                                                       Germany                                   100%
AMI Doduco Holding GmbH                                               Germany                                   100%
AMI Doduco Holding Italia S.r.l.                                      Italy                                     100%
AMI Doduco Hungary Kft.                                               Hungary                                   100%
AMI Doduco Investors (DE), LLC                                        Delaware                                  100%
AMI Doduco Italia S.r.l.                                              Italy                                     100%
AMI Doduco Mexican Holdings, Inc.                                     Mexico                                    100%
AMI Doduco (Mexico), S. de R. L. de C. V.                             Mexico                                    100%
AMI Doduco (NC), Inc.                                                 Delaware                                  100%
AMI Doduco Nederland B.V.                                             Netherlands                               100%
AMI Doduco (PA), Inc.                                                 Pennsylvania                              100%
AMI Doduco (PR), Inc.                                                 Delaware                                  100%
AMI Doduco Services (Mexico), S. de R.L. de CV                        Mexico                                    100%
AMI Doduco Singapore Holding Pte. Ltd.                                Singapore                                 100%
AMI Doduco (Tianjin) Electrical Contacts Manufacturing Co. Ltd.       People's Republic of China                100%
AMI Doduco (UK) Ltd.                                                  United Kingdom                            100%
CST Electronics Co., Ltd.                                             Hong Kong                                 100%
Dongguan Pulse Electronics Co., Ltd.                                  People's Republic of China                100%
ECM, Inc.                                                             Arizona                                   100%
Electro Componentes Mexicana S. A. de C. V.                           Mexico                                    100%
Electro Corporacion Mexicana S. A. de C. V.                           Mexico                                    100%
Excelsus Technologies, Inc.                                           California                                100%
Excelsus Technologies Limited                                         Hong Kong                                 100%
FEE Technology, S.A.                                                  France                                    100%
MCS Holdings, Inc.                                                    Delaware                                  100%
Pulse Canada Ltd.                                                     Canada                                    100%
Pulse Components Ltd. (Hong Kong)                                     Hong Kong                                 100%
Pulse Eldor S.r.L.                                                    Italy                                     100%
Pulse Eldor Sanay Ticaret L.S.                                        Turkey                                    100%
Pulse Electronics (Europe) Ltd.                                       United Kingdom                            100%
Pulse Electronics Ltd. (Hong Kong)                                    Hong Kong                                 100%
Pulse Electronics (Singapore) Pte. Ltd.                               Singapore                                 100%
Pulse Engineering, Inc.                                               Delaware                                  100%
Pulse Engineering Ireland                                             Ireland                                   100%
Pulse GmbH                                                            Germany                                   100%
Pulse S. A.                                                           France                                    100%
Technitrol Delaware, Inc.                                             Delaware                                  100%
Technitrol Singapore Holdings Pte. Ltd.                               Singapore                                 100%
TNL Singapore Components Holdings Pte. Ltd.                           Singapore                                 100%
Valor GTI Electronics (Shenzhen) Co. Ltd.                             People's Republic of China                100%